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                                                                    EXHIBIT 11.1
                                 SPECTRX, INC.

                         COMPUTATION OF LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
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
                                                                 THREE MONTHS
                                                                   MARCH 31,
                                                             -------------------
                                                             1999         2000
                                                            -------      -------
Net Loss available to
  Common shareholders                                       $(1,811)     $(1,750)

Weighted average Common Stock
outstanding during the period                                 8,017        8,256
                                                            -------      -------
Basic and Diluted

Loss Per Share Basic and Diluted                             $(0.23)      $(0.21)
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